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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS FOR
                          BORLAND INTERNATIONAL, INC.


  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39185, 33-36975, 33-44301, 33-42495,
333-13707, 333-16313, 333-47175 and 333-47177) and in the Prospectus
constituting part of the Registration Statement on Form S-3 (No. 333-36357) of Borland International, Inc. of our report dated January 28, 1998, except for the first and fifth paragraphs of Note 14, which are as of February 27, 1998 appearing on page 31 of this Form 10-K.

/s/ Price Waterhouse LLP

San Jose, California
March 27, 1998